UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE

Date of Report (Date of Earliest Event Reported): June 13, 2019

Commission file number: 001-33989

LHC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33989	71-0918189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Road South

Lafayette, LA 70508

(Address of principal executive offices including zip code)

(337) 233-1307

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01	LHCG	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(c ))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The following matters were acted upon at the 2019 Annual Meeting of Stockholders held on June 13, 2019:

1.	Election of Directors. On the election of three (3) nominees to serve as Class II directors of the Company for a term of three (3) years, expiring at the 2022 Annual Meeting of Stockholders:

Name	For	Withhold Authority	Broker Non-vote
Monica F. Azare	27,823,074	418,597	1,812,148
Teri G. Fontenot	28,047,911	193,760	1,812,148
John L. Indest	27,162,457	1,079,214	1,812,148

2.	Executive Compensation Advisory Vote: Votes regarding an advisory (non-binding) vote approving executive compensation were as follows:

For	Against	Abstain	Broker Non-vote
27,414,750	813,697	13,224	1,812,148

3.	Ratification of Selection of Public Accounting Firm. On the ratification of the selection of KPMG LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019:

For	Against	Abstain	Broker Non-vote
29,832,970	218,941	1,908	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:	/s/ Joshua L. Proffitt
Joshua L. Proffitt
Chief Financial Officer

Dated: June 14, 2019